EX: 99.1

LOS ANGELES, CA—Hoverink Biotechnologies, Inc., today announced that they have completed an application with the USPTO for MAXKAFLEN®. Hoverink Biotechnologies, Inc plans to develop and commercialize MAXKAFLEN® a cattle and swine antibiotic.

Overview

On September 26, 2018 We filed trademark applications covering:

MAXKAFLEN® Word Mark MAXKAFLEN

Goods and Services IC 005. US 006 018 044 046 051 052. G & S: antibiotic veterinary preparation for cattle and swine; antibiotics

About MAXKAFLEN

Word Mark	MAXKAFLEN

Goods and Services IC 005. US 006 018 044 046 051 052. G & S: antibiotic veterinary preparation for cattle and swine; antibiotics IC 042. US 100 101. G & S: Chemical and biochemical analysis, namely, analysis, sequencing and identification of DNA from beef cattle, and professional consulting services in the field of chemical and biochemical analysis of DNA from beef cattle, all intended for livestock producers and processors and used for the purpose of identifying genetic traits for breeding and management of livestock; Consulting services in the fields of biotechnology, pharmaceutical research and development, laboratory testing, diagnostics, and pharmacogenetics; DNA analysis services IC 044. US 100 101. G & S: Veterinary specialty services providing advanced medical, diagnostic or surgical services for animals; Genetic testing of animals

(4) STANDARD CHARACTER MARK

Serial Number 88136930

Filing Date September 28, 2018

Regulatory

The sale of animal health products is governed by the laws and regulations specific to each country in which we intend tosell our products. To maintain compliance with these regulatory requirements, we have established processes, systems and dedicated resources with end-to-end involvement from product concept to launch and maintenance in the market. Our regulatory milestones require we engage in dialogue with various agencies regarding their policies that relate to animal health products.

United States

United States Food and Drug Administration. The regulatory body that is responsible for the regulation of animal health pharmaceuticals in the United States is the Center for Veterinary Medicine, or the CVM, housed within the FDA. All manufacturers of animal health pharmaceuticals must show their products to be safe, effective and produced by a consistent method of manufacture as defined under the Federal Food, Drug and Cosmetic Act. The Agency’s basis for approving a drug application is documented in a Freedom of Information Summary. Post-approval monitoring of products is required by law, with reports being provided to the CVM’s Surveillance and Compliance group. Reports of product quality defects, adverse events or unexpected results are produced in accordance with the law.Additionally, we are required to submit all new information for a product, regardless of the source.

United States Department of Agriculture. The regulatory body in the United States for veterinary vaccines is the USDA. The USDA’s Center for Veterinary Biologics is responsible for the regulation of animal health vaccines, including immunotherapeutics. All manufacturers of animal health biologicals must show their products to be pure, safe, effective and produced by a consistent method of manufacture as defined under the Virus Serum Toxin Act. Post-approval monitoring of products is required. Reports of product quality defects, adverse events or unexpected results are produced in accordance with the agency requirements.

Environmental Protection Agency. The main regulatory body in the United States for veterinary pesticides is the Environmental Protection Agency, or the EPA. The EPA’s Office of Pesticide Programs is responsible for the regulation of pesticide products applied to animals. All manufacturers of animal health pesticides must show their products will not cause “unreasonable adverse effects to man or the environment” as stated in the Federal Insecticide, Fungicide, and Rodenticide Act.

Within the United States, pesticide products that are approved by the EPA must also be approved by individual state pesticide authorities before distribution in that state. Post-approval monitoring of products is required, with reports provided to the EPA and some state regulatory agencies.

Joint FAO/WHO Expert Committee on Food Additives. The Joint FAO/WHO Expert Committee on Food Additives is an international expert scientific committee that is administered jointly by the FAO and the World Health Organization, or WHO. They provide a risk assessment/safety evaluation of residues of veterinary drugs in animal products, exposure and residue definition and maximum residue limit proposals for veterinary drugs. We intend to work with them to establish acceptable safe levels of residual product in food-producing animals after treatment. This enables the calculation of appropriate withdrawal times for our products prior to an animal entering the food chain.

Advertising and promotion review. Promotion of ethical animal health products is controlled by regulations in many countries. These rules generally restrict advertising and promotion to those claims and uses that have been reviewed and endorsed by the applicable agency. We intend to conduct a review of promotion material for compliance with the local and regional requirements in the markets where we intend to sell animal health products.

Food Safety Inspection Service / generally recognized as safe. The FDA is authorized to determine the safety of substances (including “generally recognized as safe” substances, food additives and color additives), as well as prescribing safe conditions of use. However, although the FDA has the responsibility for determining the safety of substances, the Food Safety and Inspection Service, the public health agency in the USDA, still retains, under the tenets of the Federal Meat Inspection Act and the Poultry Products Inspection Act and their implementing regulations, the authority to determine that new substances and new uses of previously approved substances are suitable for use in meat and poultry products.

About Hoverink Biotechnologies

We are an innovative preclinical biopharmaceutical company committed to the discovery development, manufacturing and commercializing our product candidates. Our principal executive offices are located at:1801 Century Park East., 24th Floor Los Angeles, California 90067 our tele is :866-443-4666 Our website address is in beta at www.hoverinkbiotech.yolasite.com. Our email is info@hoverink.net

This press release contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Except where the context requires otherwise, in this prospectus “Company,” “Hoverink,” “we,” “us” and “our” refer to “Hoverink Biotechnologies, Inc.”Certain of the statements made in this press release are forward looking, such as those, among others, relating to the company’s expectations for seeking regulatory approval and commercial launch of its products, including any conditional marketing authorization from the EMA, initiation of future clinical trials, data availability from ongoing and future clinical trials, and the company’s expectations for its 2017 financial outlook. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks that the company may experience delays in the completion of its clinical trial (whether caused by competition, adverse events, patient enrollment rates, regulatory issues or other factors); risks that data from its clinical trials may not be indicative of subsequent clinical trial results; risks related to the safety and efficacy of the company’s product candidates, the goals of its development activities, estimates of the potential markets for its product candidates, estimates of the capacity of manufacturing and other facilities required to support its product candidates, projected cash needs, and expected financial results. More information about the risks and uncertainties faced by Hoverink Biotechnologies, Inc. is contained in the company’s periodic reports filed with the Securities and Exchange Commission. Hoverink Biotechnologies, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.